UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES

EXCHANGE ACT OF 1934

AKTIEBOLAGET SVENSK EXPORTKREDIT
(SWEDISH EXPORT CREDIT CORPORATION)

(Exact Name of Registrant as Specified in its Charter)

Kingdom of Sweden	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Västra Trädgårdsgatan 11 B
Stockholm, Sweden

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
U.S.$100,000,000 5.721% Redeemable Notes due 2020, Medium-Term Notes, Series C	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-115102

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

On May 3, 2004, Aktiebolaget Svensk Exportkredit (Swedish Export Credit Corporation) (the Registrant) filed with the Securities and Exchange Commission (the Commission) a Registration Statement on Form F-3 (File No. 333-115102) (the Registration Statement) relating, among other securities, to certain debt securities (including the Medium-Term Notes, Series C) of the Registrant.  On May 28, 2004, the Registrant filed with the Commission Amendment No. 1 to the Registration Statement.  On May 28, 2004, the Commission declared the Registration Statement, as amended by Amendment No. 1, effective under the Securities Act of 1933, as amended (the Securities Act).

On June 7, 2004, the Registrant filed with the Commission pursuant to Rule 424(b)(3) under the Securities Act, the prospectus dated May 28, 2004, as supplemented by the prospectus supplement dated May 28, 2004 (the Prospectus and the Prospectus Supplement, respectively). On March 30, 2005, the Registrant filed with the Commission pursuant to Rule 424(b)(3) the pricing supplement dated March 24, 2005, including the Prospectus and the Prospectus Supplement.  The Prospectus, the Prospectus Supplement and the Pricing Supplement are incorporated herein by reference to the extent set forth below.

Item 1.                                                           Description of Registrant’s Securities to be Registered.

The Company issued and has outstanding U.S.$100,000,000 5.721% Redeemable Notes due 2020 (the “Securities”) under its program for Medium-Term Notes, Series C Due Nine Months from Date of Issue.  The Company has authorized for sale in the United States up to a maximum aggregate offering price of U.S.$4,098,865,708 Medium-Term Notes, Series C Due Nine Months from Date of Issue and as of November 10, 2005 had issued in the United States U.S.$2,641,898,941 Medium-Term Notes, Series C.

Reference is made to the information set forth on pages 5 through 7 (under “Prospectus Summary—The Debt Securities We May Offer”), pages 10 through 18 (under “Description of Debt Securities”), pages 18 through 19 (under “Swedish Taxation”), pages 20 through 21 (under “United States Taxation”) contained in the Company’s Prospectus; on the cover page, pages S-10 through S-29 (under “Description of the Notes”), pages S-30 through S-35 (under “United States Tax Considerations”) of the Prospectus Supplement; and the cover page and pages P-3 through P-5 (under “Description of the Notes”) of the Pricing Supplement all of which information is incorporated by reference in this registration statement.

Item 2.                                                           Exhibits.

The following exhibits shall be, or have been, filed with the New York Stock Exchange, Inc. or the Securities and Exchange Commission:

1.                                       Articles of Association of the Registrant, as amended.*

2.                                       Form of Agency Agreement.**

3.                                       Form of Terms Agreement.**

4.                                       Form of Indenture.***

4.                                       Form of supplemental indenture.**

5.                                       Medium-Term Note, Master Note

*                                         Incorporated by reference to the Form 6-K filed by the Registrant with the Securities and Exchange Commission on May 27, 2004 (File No. 1-8382).

**                                  Incorporated by reference to the Registrant’s Registration Statement of Form F-3 (File No. 333-115102) previously filed with the Securities and Exchange Commission on May 3, 2004.

***                           Incorporated by reference to the Form 6-K filed by the Registrant with the Securities and Exchange Commission on September 30, 1991 (File No. 1-8382).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant: Aktiebolaget Svensk Exportkredit (Swedish Export Credit Corporation)

By:	/s/ Richard Anund
Name:	Richard Anund
Title:	Executive Director and Head of Funding

By:	/s/ Per Akerlind
Name:	Per Akerlind
Title:	Executive Director CFO and Head of Capital Markets

Date: December 29, 2005